Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to this Registration Statement on Form S-3 of Hampton Roads Bankshares, Inc. of our reports dated March 5, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Winchester, Virginia
January 29, 2009